Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Kayne Anderson BDC, Inc. of our report dated February 29, 2024, relating to the financial statements of Kayne Anderson BDC, Inc. which appears in such Registration Statement. We also consent to the references to us under the headings: “Experts", and “Senior Securities” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

May 13, 2024